Exhibit 10.31B

SECOND AMENDMENT TO COLLABORATION AGREEMENT

This Second Amendment to Collaboration Agreement (this “Second Amendment”) is effective as of February 9, 2009 (the “Amendment Effective Date”) and is made by and among Takeda Pharmaceutical Company Limited, a Japanese corporation having offices at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (hereinafter “Takeda”); XOMA (US) LLC, a Delaware limited liability company having offices at 2910 Seventh Street, Berkeley, California 94710, USA (hereinafter “XOMA”) [*]

BACKGROUND

A. XOMA and Takeda entered into a certain Collaboration Agreement dated as of November 1, 2006 (as amended, including by the First Amendment and, unless otherwise noted after giving effect to this Second Amendment, the “Agreement”).

B. As part of the Collaboration, Takeda has expressed a desire to obtain (i) expanded rights to XOMA-Controlled intellectual property rights and (ii) certain materials and related information, hereinafter identified as, inter alia [*] the Discovery Know-How and the Systems.

C. XOMA and Takeda wish to amend the Agreement and expand the Collaboration, and to further enable Takeda to work with XOMA, the XOMA Companies wish to license, sublicense, and otherwise make available certain items of intellectual property and deliver to Takeda and, where specified herein, assign to Takeda (and its Affiliates) all right, title and interest in, the Transferred Materials as specified herein.

D. Takeda, on its own behalf and on behalf of its Affiliates, agrees to accept the Transferred Materials under the terms and conditions of this Second Amendment and, as applicable, the Agreement.

E. The XOMA Companies will benefit from the transactions contemplated by this Second Amendment and the Agreement, and are willing to (i) grant Takeda the expanded rights and licenses contained in this Second Amendment [*] and Takeda agrees to accept such grants [*]

F. Terms which are defined in the Agreement shall have the same meanings when used in this Second Amendment, unless a different definition is given herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, each of the XOMA Companies and Takeda agree as follows:

Section 1. Amendments. Pursuant to Section 14.9 of the Agreement,

(a) Article 1 (Definitions) of the Agreement is hereby supplemented, amended and modified with the following definitions:

1.3 “Affiliate” means, as of the Amendment Effective Date, as to a particular person or entity, any corporation, company, partnership, joint venture and/or firm that controls, is controlled by or is under common control with such person or entity. For purposes hereof, “control” means (a) in the case of a corporate entity, direct or indirect ownership of more than fifty percent

(50%) of the stock or shares entitled to vote for the election of directors; (b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entity; or (c) possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.8A “Applicable Specifications” means (a) with respect to [*] the [*] Materials Specifications, (b) with respect to [*] the specifications determined to be applicable thereto in accordance with Section 3A.4(a), and (c) with respect to each of the Systems, the specifications corresponding to such System set forth in Schedule 1.8A.

1.8B “Article 3A Know-How” means, collectively, the Discovery Know-How, HE™ Know-How [*] TES Know-How, and Systems Know-How.

1.8C “Article 3A Patent Rights” means, collectively, the Discovery Patent Rights, HE™ Patent Rights [*] TES Patent Rights, and Systems Patent Rights.

1.8D “Bacterial Cell Expression Technology” or “BCE Technology” means (a) the Patent Rights listed on Schedule 1.8D (the “BCE Patent Rights”) [*] BCE Patent Rights shall be deemed to exclude any and all Article 3A Patent Rights, except that the Patent Rights titled [*] and more particularly described on Schedule 1.29C as of the Amendment Effective Date shall be deemed to be both BCE Patent Rights and Discovery Patent Rights.

1.11A “BCE 6A.2 License Term” means that duration of time beginning on the Amendment Effective Date and ending upon the termination of the license granted under Section 6A.2 pursuant to Section 13.5A.

1.11B “BCE 6A.6 License Term” means that duration of time beginning on the Amendment Effective Date and ending upon the termination of the license granted under Section 6A.6 pursuant to Section 13.5A.

1.11C “BCE Patent Rights” has the meaning specified in Section 1.8D hereof.

1.17A “Claims” has the meaning specified in Section 12.4A hereof.

1.20 “Collaboration Product”, as of the Amendment Effective Date, is amended to add the following sentence: “No Discovery Product shall be considered a Collaboration Product.”

1.24 “Confidential Information”, as of the Amendment Effective Date, is amended to add the following sentence: “[*] shall not be considered to be Confidential Information of XOMA.”

1.27 “Control” or “Controlled” means, as of the Amendment Effective Date, with respect to any (a) material, document, item of information, method, data or other Know-How or (b) Patent Right or other intellectual property right, the possession (whether by ownership, license, covenant not to sue or otherwise, other than by a license granted pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access, ownership, a license, a sublicense and/or a covenant not to sue or otherwise (as provided herein) under such item or right without violating the terms of any agreement or other arrangement with any Third Party as of the time such Party would first be required hereunder to grant the other Party such access, ownership, license or sublicense.

1.28A “CRO” means any contract research organization [*] engaged in contract research on behalf of Takeda or a Designated Takeda Affiliate using Transferred Materials and any provider of storage services to Takeda or a Designated Takeda Affiliate with respect to [*]

1.28B [*]

1.28C [*]

1.28D “Designated Takeda Affiliate” means Takeda SF or any other Takeda Affiliate designated by Takeda to XOMA in accordance with Section 3A.5(a).

1.29A “Discovery Know-How” means the Know-How required to be transferred to Takeda or its Affiliates pursuant to Sections 3A.1 and 3A.4.

1.29B [*]

1.29C “Discovery Patent Rights” means the Patent Rights described on Schedule 1.29C, [*]. Discovery Patent Rights shall be deemed to exclude any and all BCE Patent Rights, except that the Patent Rights titled [*] and more particularly described on Schedule 1.29C as of the Amendment Effective Date shall be deemed to be both BCE Patent Rights and Discovery Patent Rights.

1.29D [*]

1.29E “Discovery Product” means an Antibody, Antibody Product or other therapeutic, prophylactic or diagnostic compound or product [*] and/or the practice of the Discovery Patent Rights or other exercise of its rights under this Second Amendment.

1.29F “Discovery Product Royalty Period” has the meaning specified in Section 7A.1(d) hereof.

1.45 “GAAP” means, as of the Amendment Effective Date, for each applicable country or territory, the generally accepted accounting principles for such country or territory, as they exist from time to time, consistently applied.

1.45A “HE™ Know-How” has the meaning specified in Section 1.46 hereof.

1.45B “HE™ License Term” means that duration of time beginning on the Amendment Effective Date and ending upon the termination of the license granted under Section 6A.5 pursuant to Section 13.5A.

1.45C “HE™ Patent Rights” has the meaning specified in Section 1.46 hereof.

1.46 “Human Engineering™ Technology”, as of the Amendment Effective Date, is amended to read in its entirety as follows: “‘Human Engineering™ Technology’ or ‘HE™ Technology’ means (a) the materials and Know-How (the “HE™ Know-How”) and Patent Rights (the “HE™ Patent Rights”) listed on Schedule 1.46 [*]”

1.49A [*]

1.57A “Licensed Technology” means the BCE Technology, HE™ Technology [*] TES Technology, and Systems.

1.61A [*]

1.71 “Program Antibody”, as of the Amendment Effective Date, is amended to insert the number “(1)” after the words “provided, however, that” and add the following clause to the end of the last sentence: “and (2) in no event shall the term “Program Antibody” include any Discovery Product.”

1.75 “Program Technology”, as of the Amendment Effective Date, is amended to insert the words “, Licensed Technology and [*]” at the end of the last sentence.

1.87A “Royalty-Bearing Discovery Product” means a Royalty-Bearing Discovery Product A or Royalty Bearing Discovery Product B.

1.87B “Royalty-Bearing Discovery Product A” means [*] provided, however, an Antibody Product that is both a Royalty-Bearing Discovery Product A and Royalty-Bearing Discovery Product B shall be deemed only to be a Royalty Bearing Discovery Product A.

1.87C “Royalty-Bearing Discovery Product B” means [*]

1.87D “Second Amendment Indemnitee” has the meaning specified in Section 12.4D(b) hereof.

1.87E “Second Amendment Indemnitor” has the meaning specified in Section 12.4D(b) hereof.

1.87F “Second Amendment Milestone Payment” has the meaning specified in Section 7A.1(c) hereof.

1.87G “Software” has the meaning specified in Schedule 6A.3 to the Second Amendment.

1.87H “Source Code” has the meaning specified in Schedule 6A.3 to the Second Amendment.

1.87I [*]

1.88A [*]

1.88B [*].

1.89A “Systems” means the informatics and other materials handling systems, associated software applications, related data systems, Patent Rights related to the foregoing (the “Systems Patent Rights”) and related Know-How (the “Systems Know-How”), each as more particularly described on Schedule 1.89A. For the purposes of the Agreement, Systems shall not include any Third Party software, operating system, data device or other materials not part of, or actually integrated into, the Systems as delivered to Takeda.

1.89B “Systems Know-How” has the meaning specified in Section 1.89A hereof.

1.89C “Systems License Term” means that duration of time beginning on the Amendment Effective Date and ending upon the termination of the license granted under Section 6A.3 pursuant to Section 13.5A.

1.89D “Systems Patent Rights” has the meaning specified in Section 1.89A hereof.

1.89E [*]

1.89F [*]

1.89G [*]

1.90A “Takeda Discovery Patent Rights” means Patent Rights to the extent Controlled by Takeda that arise out of Takeda’s or a Designated Takeda Affiliate’s use or practice of the Discovery Patent Rights or Licensed Technology.

1.90B “Takeda Licensee” means, solely with respect to Discovery Products, any Third Party to whom Takeda or a Designated Takeda Affiliate licenses or grants rights, as part of a bona fide collaboration, development, commercialization or marketing arrangement, to develop, commercialize, market or distribute any Discovery Product; provided, however, no Third Party shall be a Takeda Licensee if (a) such Third Party is known by Takeda to be, at the time of determination, either misappropriating the Article 3A Know-How or infringing any of the Article 3A Patent Rights or (b) such Takeda Licensee does not take material economic risk with respect to the discovery, identification, development or commercialization of such Discovery Product that is the subject of the applicable arrangement; and provided, further, that the foregoing clause (b) shall not prevent Takeda from using any Third Party as a distributor or selling agent of such Discovery Products. All arrangements with a Takeda Licensee related to Discovery Products shall be pursuant to a written agreement, which will incorporate the applicable provisions of the Agreement (including without limitation Article 3A) and, where applicable, provide that XOMA and its Affiliates shall be third party beneficiaries thereof.

1.90C “Takeda San Francisco” or “Takeda SF” means Takeda San Francisco, Inc., a Delaware corporation having offices at 285 East Grand Avenue, South San Francisco, California 94080, USA, as of the Amendment Effective Date.

1.91A [*]

1.92A “TES Know-How” has the meaning specified in Section 1.93C hereof.

1.92B “TES License Term” means that duration of time beginning on the Amendment Effective Date and ending upon the termination of the license granted under Section 6A.4 pursuant to Section 13.5A.

1.92C “TES Patent Rights” has the meaning specified in Section 1.93C hereof.

1.93A [*]

1.93B “Transferred Materials” means, collectively [*] the Article 3A Know-How, the Systems and any materials actually transferred to Takeda pursuant to Article 3A.

1.93C “Transient Expression System Technology” or “TES Technology” means (a) the materials and Know-How (the “TES Know-How”) and the Patent Rights (the “TES Patent Rights”), listed on Schedule 1.93C [*]

1.95A “XOMA Collaboration Partner” means, solely with respect to a Third Party with whom XOMA licenses or grants rights, as part of a bona fide collaboration, development, commercialization or marketing arrangement, to develop, commercialize, market or distribute any compound or product; provided, however, no Third Party shall be a Collaboration Partner if (a) such Third Party is known by XOMA to be, at the time of determination, either misappropriating any Takeda Know-How or infringing any Takeda Discovery Patent Rights or (b) such Collaboration Partner does not take material economic risk with respect to the discovery, identification, development or commercialization of such compound or product that is the subject of the applicable arrangement; and provided, further, that the foregoing clause (b) shall not prevent XOMA from using any Third Party as a distributor or selling agent of such compounds or products.

1.95B [*]

1.95C “[*] Materials Specifications” means the specifications listed on Schedule 1.95B.

(b) The Agreement is hereby supplemented by adding the following Article 3A following existing Article 3:

ARTICLE 3A

XOMA TO TAKEDA TRANSFERS

3A.1 Assignments and Deliverables.

(a) XOMA shall on behalf of itself and each XOMA Company, and as evidenced by a Bill of Sale in the form attached as Exhibit A, assign and transfer to Takeda all right, title and interest, free and clear of all liens, security interests and statutory encumbrances, (i) upon satisfaction by XOMA or waiver by Takeda of the conditions to payment set forth in Section 4 of this Second Amendment, to [*] and (ii) upon satisfaction of either condition under Sections 3A.4(c)(ii)(x) or (y), to [*]

(b) On or before [*] after the Amendment Effective Date, XOMA shall deliver to Takeda (i) [*] the Discovery Know-How relating thereto, including all materials listed on Schedule 3A.1(a), the HE™ Know-How [*] the TES Know-How and the Systems as evidenced by the Delivery and Receipt Acknowledgement in the form attached as Exhibit B [*]

(c) [*]

(d) In connection with [*] and Licensed Technology other than BCE Technology, XOMA shall provide Takeda with the corresponding services described in and under the terms of Schedule 3A.1(d).

(e) Risk of loss or degradation to and of Transferred Materials shall shift to Takeda upon Takeda’s signed confirmation of receipt of such materials.

(f) [*]

3A.2 Grants of Rights in Discovery Know-How and Patent Rights [*]

(a) [*] XOMA on behalf of itself and each XOMA Company does hereby grant to Takeda, a sole and exclusive, irrevocable, perpetual and, subject to the applicable restrictions and limitations in this Second Amendment, assignable license and right throughout the Territory to use [*] for any and all purposes including to [*] modify and develop Discovery Products; and

(b) Without limiting the licenses granted under Article 6A, XOMA on behalf of itself and each XOMA Company does hereby grant to Takeda a non-exclusive, non-transferable, license and right throughout the Territory, without the right to grant sublicenses to:

(x) use the Discovery Know-How, and practice the Discovery Patent Rights, in each case at a Takeda or Designated Takeda Affiliate to [*] modify and develop Discovery Products;

(y) use the BCE Technology in connection with the use of [*] for any and all purposes including to [*] modify and develop Discovery Products, but not to [*] any quantities of any compound or product, including an Antibody, in a prokaryote except as reasonably necessary to conduct non-clinical research and development activities using [*] including in vitro and small animal in vivo research and development, and not for clinical development or for the manufacture for sale of any compound or product, including an Antibody; and

(z) to the extent required (if any), use the Discovery Know-How, and practice the Discovery Patent Rights to [*] use, sell, offer to sell, import or export any Discovery Product.

Notwithstanding any provision of this Second Amendment to the contrary, the rights and licenses provided for in this Section 3A.2 include, to the extent required, a right and license to Takeda and its Affiliates, [*] to develop, commercialize, market or distribute [*] or the practice of the other Article 3A Patent Rights.

[*] the rights and licenses granted under Articles 3A and 6A in this Second Amendment shall be subject to those limitations, restrictions and obligations of any license or grant of rights from or other agreement with a Third Party which Third Party limitations, restrictions and obligations are disclosed to Takeda on, or were disclosed to Takeda prior to, the Amendment Effective Date.

(c) Each of the XOMA Companies hereby covenants that it shall not initiate or permit any of its Affiliates or any Third Party over whom it has control to initiate or knowingly assist in any way in the initiation or prosecution of, any action against Takeda, any Takeda Affiliates, its and their employees, directors, officers or agents, any Takeda Licensee or CRO authorized hereunder, including Takeda’s distributors and selling agents, for the misappropriation, infringement or other violation of any Patent Rights, Know-How or other intellectual property rights directly or indirectly owned or controlled by such XOMA Company at any time that, if owned or controlled by XOMA as of the Amendment Effective Date [*] would have been within the scope of the licenses granted to Takeda under Section 3A.2(b) or Article 6A.

(d) In the event that XOMA is or becomes unable to grant Takeda, or any Designated Takeda Affiliate, any of the rights described under subsections 3A.2(a) or (b), and to the extent that a XOMA Affiliate, including [*] has the necessary right, power and authority to grant Takeda, or any Designated Takeda Affiliate, such rights, the applicable XOMA Affiliate hereby grants to Takeda, or a Designated Takeda Affiliate, such rights to the extent and under the terms contained herein.

(e) [*]

(f) [*] If as part of the Collaboration, Takeda submits a Proposed Target and specifically requests that XOMA use [*] to [*] an Antibody and XOMA agrees to do so, then such Proposed Target shall be subject to the XOMA gate-keeping process under Section 2.2.3.

(g) None of XOMA or its Affiliates shall (except for the sole benefit of Takeda and its Affiliates) (i) [*] (ii) [*] or (iii) without Takeda’s prior written consent, transfer [*] to any person or entity (other than Takeda or a Designated Takeda Affiliate), except in conjunction with an assignment of this Agreement under Section 14.2. Notwithstanding the foregoing, XOMA may retain a sufficient quantity of [*] in storage solely for the purposes of [*]

(h) The Parties agree that XOMA may use “blinded” validation and qualification data regarding [*] (so long as such use does not jeopardize the patentability of any invention claimed by a patent or patent application filed by Takeda) for purposes of demonstrating, presenting or otherwise promoting its technologies, expertise, capabilities and/or applications of any thereof. XOMA shall submit such blinded data to Takeda for approval at least [*] prior to disclosure, such approval not to be unreasonably withheld or delayed. Once the presentation of such data in a particular form has been approved by Takeda, no further approval shall be required for subsequent uses of the same data in the same form.

(i) If and to the extent that XOMA owns or has the right to use, sell, license, transfer or otherwise exploit copies of the Article 3A Know-How and the Systems, the Source Code, the Software, the Know-How used by XOMA to construct [*] the Article 3A Patent Rights and/or any other Patent Right, copyright or other item of intellectual property that covers or claims the Transferred Materials and/or their creation, construction or use, except as expressly set forth in Section 3A.2(g) and elsewhere herein, nothing in this Second Amendment is intended to limit or prevent XOMA from exercising such ownership or rights.

(j) [*]

3A.3 Takeda Inventions/Unblocking Covenant Not to Sue. Without limiting or expanding the results under applicable patent law, the parties acknowledge that Takeda shall be free to seek and obtain patent protection for any inventions of Takeda [*] provided, however, that:

(a) Takeda covenants not to sue any XOMA Company under the Takeda Discovery Patent Rights if any XOMA Company uses, for itself or on behalf of a XOMA Collaboration Partner, the Licensed Technology and Discovery Patent Rights, as such technology and patent rights exist as of the Amendment Effective Date [*] (regardless of location). Takeda covenants not to sue any XOMA Collaboration Partner under the Takeda Discovery Patent Rights if such XOMA Collaboration Partner, or XOMA on behalf of such XOMA Collaboration Partner, uses the Licensed Technology and Discovery Patent Rights, as such technology and patent rights exist as of the Amendment Effective Date [*] within the scope of XOMA and such XOMA Collaboration Partner’s collaboration (regardless of location).

(b) Takeda covenants not to sue XOMA under the Takeda Discovery Patent Rights if XOMA uses the Licensed Technology and Discovery Patent Rights, as such technology and patent rights may be improved after the Amendment Effective Date by XOMA [*]

(c) Takeda covenants not to sue any XOMA Collaboration Partner under the Takeda Discovery Patent Rights if such XOMA Collaboration Partner, or XOMA on behalf of such XOMA Collaboration Partner, uses the Licensed Technology and Discovery Patent Rights, as such technology and patent rights may be improved after the Amendment Effective Date by XOMA [*] within the scope of XOMA and such XOMA Collaboration Partner’s collaboration.

None of the foregoing covenants shall extend to any Takeda Discovery Patent Rights to the extent they claim Discovery Products.

3A.4 [*] (a) Takeda may, in its discretion at any time or times on or before [*] order up to [*] of [*]. Prior to placing such an order, Takeda shall initiate technical discussions with XOMA pursuant to which the Parties will set forth in writing Takeda’s specifications [*] for [*] to be ordered. Such specifications shall identify whether such [*] are to be [*] and include other elements such as [*]. Upon agreement between the Parties on the technical capability of XOMA or its Affiliates to deliver [*] embodying the specifications [*] Takeda will place a firm purchase order and provide [*] for the construction of such [*]

(b) Once (i) the Parties have agreed on the technical capability of XOMA or its Affiliates to deliver [*] embodying the specifications (including design elements) referred to in Section 3A.4(a), (ii) XOMA has received [*] and provided written confirmation that they are [*] (iii) Takeda or, as applicable, a Designated Takeda Affiliate has placed a firm purchase order therefor, and (iv) Takeda has paid the requisite fee pursuant to Section 7A.1(b)(i) or (ii), as applicable, XOMA shall design, construct and have available for delivery to Takeda such [*] meeting the Applicable Specifications not later than [*] from the last to occur of clauses (i) through (iv).

(c) Once a particular set of [*] has been validated by XOMA but prior to delivery thereof to Takeda or, as applicable, a Designated Takeda Affiliate, XOMA shall provide to Takeda or such Designated Takeda Affiliate such data as is reasonably necessary to determine whether such [*] are in accordance with the specifications referred to in Section 3A.4(a). Takeda or, as applicable, such Designated Takeda Affiliate shall have [*] following receipt of such data by Takeda or such Designated Takeda Affiliate to determine whether it agrees that such [*] are in accordance with such specifications and to notify XOMA of such determination, or it shall be deemed to have agreed that the [*] meet the applicable specifications.

(i) If, within such [*] day period, Takeda or, as applicable, such Designated Takeda Affiliate notifies XOMA that it does not agree that such [*] are in accordance with such specifications, XOMA shall promptly provide such data to a mutually acceptable independent Third Party, which shall review such data, under confidentiality, for the sole purpose of making a final and binding determination as to whether such [*] are in accordance with such specifications. If, following its review, such Third Party determines that such [*] are not in accordance with such specifications, then the third sentence of Section 7A.1(b) shall apply and XOMA shall promptly destroy such [*]. The [*] period referred to in Section 3A.4(b) shall be tolled for the period between XOMA’s provision of data to the Third Party reviewer and the reviewer’s determination. The Party against which the Third Party reviewer rules shall bear all costs of the Third Party review.

(ii) If either (x) Takeda or, as applicable, the Designated Takeda Affiliate agrees based on its review of the data that such [*] are in accordance with such specifications or (y) the Third Party reviewer determines that such [*] are in accordance with such specifications, then XOMA shall, under the same conditions as the transfer and delivery of [*] and the Discovery Know-How relating thereto, assign all right, title and interest in, and deliver [*] and the Discovery Know-How relating thereto, to Takeda or at Takeda’s election, to a Designated Takeda Affiliate.

3A.5 Designation of Additional Affiliates, Transfers to Additional Sites and Limitations on Use and Modification.

(a) Takeda shall be permitted to designate to XOMA in writing up to, at any one time, [*] additional Takeda Affiliates to which the Transferred Materials may be transferred and delivered or through which Takeda wishes to exercise rights or perform obligations under this Agreement; provided, however, that Takeda shall obtain, prior to any such transfer and delivery, a written acknowledgement, separately enforceable by XOMA as a third-party beneficiary, by such Designated Takeda Affiliate that it shall abide by any and all requirements of the Agreement applicable to the transfer and use of the Transferred Materials. Upon receipt by XOMA of such written designation and acknowledgement, the Agreement shall be deemed amended to the extent necessary to include such Designated Takeda Affiliate as being entitled to the rights and subject to the obligations applicable to Takeda hereunder. Takeda shall be free to change such designation to any Takeda Affiliate. Takeda hereby guarantees, without any requirement of written demand by XOMA, the performance of and compliance with the Agreement by Takeda SF and any other Designated Takeda Affiliate.

(b) Subject to Section 3A.5(a), (i) Takeda may move the Transferred Materials to any other Takeda site (including its Affiliates’) of its selection that is and will remain under its control and has reasonable safeguards designed to protect the Transferred Materials from theft, vandalism or unauthorized use, and (ii) Takeda may transfer to any CRO that, to Takeda’s knowledge, has reasonable safeguards designed to protect such materials from theft, vandalism, unauthorized use, alteration or modification, the following materials solely for the corresponding purposes: (x) [*]or (y) [*] and TES Technology specific to such research program and data outputs for the performance of such research program.

(c) The parties agree that the transfers provided for by this Article 3A arise out of and are part of the existing collaboration and that the use of the Transferred Materials and the practice of the Article 3A Patent Rights and any other Patent Rights to which rights are assigned or granted pursuant to this Article 3A may, subject to the applicable provisions of the Agreement, be used by Takeda or, as applicable, a Designated Takeda Affiliate for any other purpose including the [*] development and subsequent commercial sale of any composition of matter in the Field. Nothing in this subsection shall restrict Takeda from being able to [*]. Notwithstanding the foregoing, the following restrictions shall apply to the Transferred Materials:

(i) Takeda shall not, and shall not permit its Affiliates and CROs to, alter or modify [*]. The Transferred Materials may not be further transferred or disposed of by Takeda to a Third Party (other than to a CRO as provided in Section 3A.5(b)); provided, however, that [*]

(ii) Neither Takeda nor, as applicable, any Designated Takeda Affiliate shall use the Transferred Materials or practice the Article 3A Patent Rights and any other Patent Rights to which rights are assigned or granted by a XOMA Company pursuant to this Article 3A on behalf of any Third Party [*] or otherwise engage in activities not directly associated with Takeda’s or Takeda Affiliate’s own internal [*] research and development programs; provided, however, that, so long as the other limitations of this Article 3A are satisfied, Takeda or, as applicable, a Designated Takeda Affiliate may use the Transferred Materials or practice the Article 3A Patent Rights and any other Patent Rights assigned or granted by a XOMA Company pursuant to this Article 3A with respect to any Discovery Product, Antibody or Antibody Product as to which Takeda or a Designated Takeda Affiliate has either in-licensed or acquired rights from a Third Party where such in-license or grant of rights is for the exclusive development of such Discovery Product, Antibody or Antibody Product or variants thereof by Takeda, either alone or in collaboration with such Third Party.

3A.6 [*]

(c) The Agreement is hereby supplemented by adding the following Article 6A following existing Article 6:

ARTICLE 6A

ADDITIONAL LICENSES

6A.1 [*]

6A.2 [*]

6A.3 Informatics Systems License. Subject to the terms of this Second Amendment and Schedule 6A.3, XOMA hereby grants to Takeda, in the Field in the Territory during the Systems License Term, a non-exclusive right and license, without the right to sublicense, under the Systems to make, have made, use, sell, offer to sell, import and export any products and (solely to the extent required for exercising the foregoing rights) to reproduce (but not for commercial distribution purposes), modify, publicly perform, and publicly display the Systems and all copyrights therein. Notwithstanding the foregoing, in no event shall Takeda publicly disseminate without XOMA’s prior written consent non-public Systems source code or created work based on Systems source code, such as screen shots, flow charts, object code and/or algorithms, with the exception of data produced by execution of the source code.

6A.4 TES Technology License. Subject to the terms of this Second Amendment, XOMA hereby grants to Takeda, in the Field in the Territory during the TES License Term, a perpetual, non-exclusive right and license, without the right to sublicense, under the TES Technology to make, have made, use, sell, offer to sell, import and export any Antibody Products.

6A.5 HE™ Technology License. Subject to the terms of this Second Amendment, XOMA hereby grants to Takeda, in the Field in the Territory during the HE™ License Term, a perpetual, non-exclusive right and license, without the right to sublicense, under the HE™ Technology to make, have made, use, sell, offer to sell, import and export any Antibody Products, and (solely to the extent required for exercising the foregoing rights) as to software included therein, to reproduce for Takeda’s purposes, modify, publicly perform, and publicly display such software and all copyrights therein. Notwithstanding the foregoing, in no event shall Takeda publicly disseminate without XOMA’s prior written consent non-public software source code or created work based on software source code, such as screen shots, flow charts, object code and/or algorithms, with the exception of data produced by execution of the source code.

6A.6 BCE Technology License for HE™. Subject to the terms of this Second Amendment, XOMA hereby grants to Takeda a non-exclusive right and license during the BCE 6A.6 License Term, without the right to sublicense, to use the BCE Technology solely to conduct activities related to selection of a lead product candidate from among a group of variant sequences derived using the HE™ Technology as provided in, and as limited by, the scope of the license grants in Section 6A.5 but not to make or have made any quantities of any compound or product, including an Antibody, in a prokaryote except as reasonably necessary to conduct non-clinical research and development activities using [*] including in vitro and small animal in vivo research and development, and not for clinical development or for the manufacture for sale of any compound or product, including an Antibody.

The grants provided for in this Section 6A include, to the extent required, a right and license to [*] use, sell, offer to sell, import or export any (1) Discovery Product and (2) any Antibody or Antibody Product derived from or arising out of, directly or indirectly, the use of the other Transferred Materials or the practice of the other Article 3A Patent Rights.

6A.7 Third Party Licenses.

(a) For the avoidance of doubt, the license grants in this Second Amendment are intended to include all Third Party licenses and covenants not to sue relating to the Licensed Technology or [*] directly or indirectly owned or controlled by XOMA, to the extent such Third Party licenses and covenants not to sue are permitted by their terms to be so included. [*] In the event that XOMA is or becomes unable to grant Takeda, or any Designated Takeda Affiliate, any of the rights described under this Article 6A, and to the extent that a XOMA Affiliate [*] has the necessary right, power and authority to grant Takeda, or any Designated Takeda Affiliate, such rights, the applicable XOMA Affiliate hereby grants to Takeda, or a Designated Takeda Affiliate, such rights to the extent and under the terms contained herein.

(b) [*]

(c) The first sentence of Section 6.3 of the Agreement is hereby amended to add the words “or Discovery Product” after the words “Collaboration Product.”

(d) [*]

(d) The Agreement is hereby supplemented by adding the following Article 7A following existing Article 7:

ARTICLE 7A

ADDITIONAL FINANCIAL TERMS

7A.1 Second Amendment Financial Terms. In further consideration for XOMA’s full and timely performance under the Agreement, including the transfers and deliveries required, and licenses granted under this Second Amendment:

(a) Second Amendment Fee. Subject to satisfaction by XOMA or waiver by Takeda of the conditions to payment set forth in Section 4 of this Second Amendment, Takeda shall have up to [*] after the later of (i) [*] and (ii) receipt of the materials by Takeda SF pursuant to Section 3A.1 to [*] pay to XOMA a one-time fee equal to $29,000,000.

(b) [*]

(c) Second Amendment Milestones.

(x) Subject to Section 7A.1(c)(y) below, for each Royalty-Bearing Discovery Product and irrespective of the country or other jurisdiction in which the event described hereafter occurs, Takeda shall pay XOMA a one time payment of (i) [*] (ii) [*] and (iii) [*]. For the avoidance of doubt, in no event shall more than $3,250,000 in Second Amendment Milestone Payments be owed with respect to any Royalty-Bearing Discovery Product. For the purposes of this Section 7A.1(c) and Sections 1.87B and 1.87C, the references to a “Collaboration Product” in the defined terms “Phase 1 Trial,” “Phase 3 Trial” and “BLA,” in the Agreement shall be refer to “Royalty-Bearing Discovery Product” instead.

(y) [*]

(d) Royalty Payments. Subject to the next two sentences and Section 7A.1(f) below, (a) Takeda shall pay XOMA a royalty of (i) for each Royalty-Bearing Discovery Product A, [*]

of Net Sales of such Royalty-Bearing Discovery Product A, and (ii) for each Royalty-Bearing Discovery Product B [*] of Net Sales of such Royalty-Bearing Discovery Product B; in each case of clause (i) and (ii) on a country-by-country basis until [*]. After expiration of royalty obligations hereunder, the licenses granted hereunder shall be fully paid-up. For the purposes of this Section 7A.1(d), the references to “Collaboration Product” in the defined terms “First Commercial Sale” and “Net Sales” in the Agreement shall be refer to “Royalty-Bearing Discovery Product” instead. For the avoidance of doubt, if Takeda sells, assigns or transfers any Royalty-Bearing Discovery Product as part of a larger corporate transaction, or grants the right to sell such Royalty-Bearing Discovery Product, to any person or entity, the purchase price and any upfront license fees paid by such person or entity for such Royalty-Bearing Discovery Product shall not be included for purposes of calculating Net Sales on such Royalty-Bearing Discovery Product.

(e) Royalty and Milestone [*] for Diagnostic Products. For any Royalty-Bearing Discovery Products that are used for diagnostic purposes, each of the milestones under Section 7A.1(c) and royalties payable under Section 7A.1(d) shall be [*]

(f) [*]

(g) [*]

7A.2 Relation to Collaboration Product Fees. For avoidance of doubt, no amounts shall be owed under Article 7 of this Agreement on any Antibody or Antibody Product that is a Discovery Product; nor shall any amounts be owed under this Article 7A on any Collaboration Product. Notwithstanding the foregoing, if after submission by Takeda and acceptance by XOMA any Discovery Product shall enter the Collaboration as a Collaboration Product, only the amounts owed under Article 7 shall be due on such product after such product becomes a Collaboration Product.

7A.3 Additional Reporting and Record-Keeping Obligations. Section 7.5.1 of the Agreement is amended so as to insert the words “or Section 7A.1(c)” after the reference to Section 7.3 in the second line. Section 7.5.2 of the Agreement shall be amended so as to insert the words “or Section 7A.1(d)” after each reference to Section 7.4 and the words “or Royalty-Bearing Discovery Products, as applicable,” after each reference to “Collaboration Products.” Takeda shall keep accurate books and accounts in sufficient detail to permit XOMA to verify the accuracy of amounts owed and payable under this Second Amendment.

7A.4 Second Amendment Withholding Taxes. For clarity, Section 7.10 shall apply to any payments due under this Article 7A. The Parties further agree that, as of the Amendment Effective Date, Takeda may be required and, if so, shall withhold a withholding tax, as determined under Law, on the amount due to XOMA under Section 7A.1(a).

(e) Section 9.4 is amended by adding to such Section the following sentence: “This Section 9.4 shall apply only to the Collaboration Agreement without giving effect to the Second Amendment.”

(f) Section 9.6 is amended to insert the words “or any Patent Rights in respect of or arising out of the use of the Transferred Materials” after “Controlled by either Party”.

(g) Section 10.1.2 is amended to insert the words “or, in the case of a disclosure by Takeda, Discovery Product” after the words “Collaboration Product” in the penultimate sentence.

(h) [*]

(i) In Article 12 (Indemnity):

(i) Section 12.1 is hereby amended to change the title to “Takeda Original Collaboration Agreement Indemnity Obligations” and add the following after the last sentence: “The indemnification obligation under this Section 12.1 shall apply only to the Collaboration Agreement without giving effect to the Second Amendment.”;

(ii) Section 12.2 is hereby amended to change the title to “XOMA Original Collaboration Agreement Indemnity Obligations” and add the following after the last sentence: “The indemnification obligation under this Section 12.2 shall apply only to the Collaboration Agreement without giving effect to the Second Amendment.”;

(iii) Section 12.3 is hereby amended to read in its entirety as follows:

“12.3 Limitation on Indemnity Obligations. None of the parties, their Affiliates or their respective employees and agents shall be entitled to the indemnities set forth in Article 12, to the comparative extent the claim, loss, damage or expense for which indemnification is sought was caused by grossly negligent, reckless or fraudulent acts, misrepresentations or acts of willful misconduct of such party, Affiliate, employee or agent; provided, however, that each of the XOMA Companies agrees, represents and warrants that the use by Takeda or a Designated Takeda Affiliate of [*] in accordance with this Second Amendment to [*] modify and develop Discovery Products on its own behalf shall not in and of itself constitute a grossly negligent, reckless or fraudulent act, misrepresentation or act of misconduct of Takeda or such Designated Affiliate.”

(iv) Section 12.4 is hereby amended to replace all references to “Article 12” with “Sections 12.1 or 12.2”.

(v) The following new Sections 12.4A through D are added to the Agreement:

12.4A Takeda Second Amendment Indemnity Obligations. Subject to Section 12.3 hereof, Takeda agrees to defend, indemnify and hold XOMA, its Affiliates and its and their respective employees, directors, officers and agents harmless from any and all actions, claims, losses, liabilities, damages or expenses (including reasonable experts’ and attorneys’ fees and costs) (“Claims”) of Third Parties if and to the extent arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Takeda, its sublicensees and their respective Affiliates by virtue of which any Discovery Products manufactured, distributed or sold by Takeda, its sublicensees or their respective Affiliates pursuant to this Agreement shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or tangible property damage attributable to the manufacture, distribution, sale or use of any Discovery Products by Takeda, its sublicensees or their respective Affiliates; (c) a recall of a Discovery Product manufactured, distributed or sold by Takeda, its sublicensees or their respective Affiliates ordered by a governmental agency; or (d) Takeda’s breach of any of its representations, warranties or covenants hereunder.

12.4B XOMA Second Amendment Indemnity Obligations. Subject to Section 12.3 hereof, each XOMA Company jointly and severally agrees to defend, indemnify and hold Takeda, its Affiliates and its and their respective employees, directors, officers and agents harmless from all Claims of Third Parties if and to the extent arising as a result of: (a) actual or asserted violations of any applicable law or regulation by any XOMA Company, its sublicensees and their respective Affiliates by virtue of which any Discovery Products manufactured, distributed or sold by any XOMA Company, its sublicensees or their respective Affiliates pursuant to this Agreement shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or tangible property damage attributable to the manufacture, distribution, sale or use of any Discovery Products by any XOMA Company, its or their sublicensees or their respective Affiliates; (c) a recall of a Discovery Product manufactured, distributed or sold by a XOMA Company, its sublicensees or their respective Affiliates ordered by a governmental agency; or (d) any XOMA Company’s breach of any of its representations, warranties or covenants hereunder.

12.4C [*]

12.4D Procedure.

(a) Each party agrees to promptly notify the other party of any [*] received or known by it or its Affiliates.

(b) If a Party or any of its Affiliates or their respective employees, directors, officers, or agents (collectively, the “Second Amendment Indemnitee”) intends to claim indemnification under Sections 12A through D, the Second Amendment Indemnitee shall promptly notify the other party (the “Second Amendment Indemnitor”) of any Claims, [*] or discovery of fact in respect of which the Second Amendment Indemnitee intends to claim such indemnification.

(c) The Second Amendment Indemnitor shall assume the defense of any such Claim, at the sole cost of the Second Amendment Indemnitor, so long as the Second Amendment Indemnitor diligently pursues the defense of the Claim.

(d) If the Second Amendment Indemnitor assumes defense of a Claim, the Second Amendment Indemnitor shall use counsel selected by the Second Amendment Indemnitor and reasonably acceptable to the Second Amendment Indemnitee; provided, however, that an Second Amendment Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Second Amendment Indemnitor, if representation of such Second Amendment Indemnitee by the counsel retained by the Second Amendment Indemnitor would be inappropriate due to actual or potential differing interests between such Second Amendment Indemnitee and any other party represented by such counsel in such proceedings.

(e) If the Second Amendment Indemnitor assumes defense of a Claim, the Second Amendment Indemnitor shall have the right to settle or compromise any claims for which it is providing indemnification under this Article 12, provided that the consent of the Second Amendment Indemnitee (which shall not be unreasonably withheld or delayed) shall be required in the event any such settlement or compromise would adversely affect the interests of the Second Amendment Indemnitee.

(f) If the Second Amendment Indemnitor does not so assume the defense of such Claim, the Second Amendment Indemnitee may conduct such defense with counsel of the Second Amendment Indemnitee’s choice, at Second Amendment Indemnitor’s expense, but may not settle such Claim without the written consent of the Second Amendment Indemnitor (which shall not be unreasonably withheld or delayed).

(g) A Second Amendment Indemnitee’s omission to deliver notice to the Second Amendment Indemnitor will not relieve the Second Amendment Indemnitor of any liability that it may have to any Second Amendment Indemnitee under this Article 12. If Second Amendment Indemnitor denies that it has an indemnification obligation with respect to any Claim, then the Second Amendment Indemnitee shall be entitled to defend such claim using counsel of its own selection at Second Amendment Indemnitor’s expense.

(h) The Second Amendment Indemnitee under this Article 12, its employees and agents, shall cooperate fully with the Second Amendment Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. The Second Amendment Indemnitor under this Article 12, its employees and agents, shall cooperate fully with the Second Amendment Indemnitee and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.”

(j) Article 13 (Expiration and Termination) of the Agreement is hereby amended to add or modify, as applicable, the following Sections:

13.1 Term of Agreement is amended to read in its entirety as follows: “Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue until the later of (a) the payment by Takeda and receipt by XOMA of the last amount to be paid by Takeda to XOMA pursuant to the terms hereof, (b) the cessation of all Research and Development activities with respect to all Program Antibodies, Collaboration Targets and/or Collaboration Products, as applicable, pursuant to the terms hereof, or (c) the termination of all rights and licenses granted under Articles 3A and 6A, pursuant to the terms hereof.”

13.3 Change of Control is amended to add the following sentence at the end: “In the event of a Change of Control of XOMA, Takeda shall have the right, but not the obligation, to terminate Section 3A.3.”

13.5 Effect of an Event of Default is amended to read in its entirety as follows: “Effect of an Event of Default Not Relating to Second Amendment. In the event of an Event of Default based upon either Party’s material breach of the provisions of Articles 2 through 10 (to the extent such material breach does not relate to rights or obligations granted by or arising from Articles 3A, 6A or 7A), 11, or Sections 12.1, 12.2 or 12.4 (but not including Articles 3A, 6A, 7A, Sections 12.4A through 12.4D, or Sections 2 through 4 of the Second Amendment), the non-defaulting Party shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity and subject to the limitations set forth in Sections 3.8, 11.4 and 14.8 hereof, to (a) if the Event of Default directly relates to less than all Collaboration Targets, Program Antibodies and Collaboration Products, by written notice to the other Party, deem that such Party has abandoned work on the Collaboration Target(s), Program Antibodies and Collaboration Product(s) to which such Event of Default directly relates, or (b) if the Event of Default directly relates to all Collaboration Targets, Program Antibodies and Collaboration Products, by written notice to the other Party, deem that such Party has terminated Articles 2 through 8 of the Agreement (but not including Articles 3A, 6A or 7A and the Sections referenced therein and necessary to give effect thereto).”

13.5A Effect of an Event of Default Relating to Second Amendment. (a) If there is an Event of Default based upon Takeda’s material breach of any of the provisions of Articles 3A, 6A, 7A, 9 or 10 (to the extent such material breach relates to rights or obligations granted by or arising from Articles 3A, 6A or 7A), Sections 12.4A through 12.4D, or Sections 2 through 4 of the Second Amendment, then:

(i) if the Event of Default directly relates to less than all [*] and Licensed Technologies, then XOMA shall be entitled to terminate the licenses and rights granted, and XOMA’s executory obligations under, Section 3A.2(b) (but not Section 3A.1 and, to the extent it relates to Article 3A Know-How delivered to Takeda, Section 3A.2(c)) and/or Article 6A, as applicable, as to those and only as to those [*] or Licensed Technologies, as the case may be, to which such Event of Default directly relates; provided, (A) that the licenses to the BCE Technology in Sections 3A.2(b)(y), 6A.2 and 6A.6 shall be terminable only in the event and to the extent the licenses in Sections 3A.2(b)(x) (Discovery), 6A.1 (TAE) and 6A.5 (HE), respectively, are terminable as provided in this Section 13.5A, (B) that Takeda’s covenants under Section 3A.3 as to such licenses and rights, and as to Takeda Discovery Patent Rights arising from such licenses and rights, shall be terminated concurrently with XOMA’s termination of such licenses and rights, and (C) with respect to any [*] to which such Event of Default directly relates, XOMA’s termination of Takeda’s rights (including any license under Section 3A.2(a)) to such [*] shall enjoin Takeda from further use of such [*] but shall not require Takeda to destroy or surrender possession of such [*]; or

(ii) if the Event of Default directly relates to all [*] and Licensed Technologies, then XOMA shall have the right to terminate the licenses and rights granted, and XOMA’s executory obligations under, Articles 3A (but not Section 3A.1 and, to the extent it relates to Article 3A Know-How delivered to Takeda, Section 3A.2(c)) and 6A in their entirety, provided, (A) Takeda’s covenants under Section 3A.3 shall be terminated concurrently with XOMA’s termination of such licenses and rights, and (B) with respect to [*] XOMA’s termination of Takeda’s rights (including any license under Section 3A.2(a)) to [*] shall enjoin Takeda from further use of [*] but shall not require Takeda to destroy or surrender possession of [*];

provided further, that Takeda’s right to [*] use and sell any Discovery Products (and its corresponding payment obligations under Article 7A with respect thereto, subject to the offset and payment reduction provisions therein), shall survive any termination by XOMA under this Section 13.5A.

(b) In the event of an Event of Default based upon any of the XOMA Company’s material breach of any of the provisions of Articles 3A, 6A, 7A, 9 or 10 (to the extent such material breach relates to rights or obligations granted by or arising from Articles 3A, 6A or 7A), Sections 12.4A through 12.4D, or Sections 2 through 4 of the Second Amendment, Takeda shall be entitled to [*] terminate any part or all of the provisions of Articles 3A, 6A, 7A, 9 or 10 (to the extent such material breach relates to rights or obligations granted by or arising from Articles 3A, 6A or 7A), Sections 12.4A through 12.4D, or Sections 2 through 4 of the Second Amendment.

(c) Without limiting the other provisions of this Section 13.5A, in the event of an Event of Default based upon Section 13.4(b), Takeda (in the event one of the XOMA Companies is the defaulting Party) or the XOMA Companies (in the event Takeda is the defaulting Party), as the case may be, shall have the right, at its option exercisable in its sole discretion but subject to Section 5 of this Second Amendment, in addition to any other rights or remedies available to it at law or in equity, to terminate Section 3A.2(b), and Articles 6A and 7A (and the Sections referenced therein and necessary to give effect thereto).

13.7 Takeda’s Rights After Termination for an Event of Default by XOMA is amended so that (i) the words “this Agreement is” in the first sentence are replaced by the words “Articles 2 through 8 of the Agreement (but not including Articles 3A, 6A or 7A and the Sections referenced therein and necessary to give effect thereto) are”, and (ii) any reference to an “Event of Default by XOMA” therein shall be replaced with “Event of Default by XOMA based upon XOMA’s material breach of Articles 2 through 10 (to the extent such material breach does not relate to rights or obligations granted by or arising from Articles 3A, 6A or 7A), 11, or Sections 12.1, 12.2 or 12.4 (but not including Articles 3A, 6A, 7A, Sections 12.4A through 12.4D, or Sections 2 through 4 of the Second Amendment)”.

13.8 Effect of Expiration or Termination of Agreement is amended to read in its entirety as follows: “Effect of Termination Under Section 13.5. The termination of a given R&D Program or Articles 2 through 8 of the Agreement (but not including Articles 3A, 6A or 7A and the Sections referenced therein and necessary to give effect thereto), as provided in Section 13.5 shall not relieve the Parties of any obligation accruing under such R&D Program or Articles prior to such termination. In no way limiting the generality of the foregoing, (a) Sections 2.1.3.1, 2.4, 2.6, 4.3, 5.1.2, 6.1.1, and 7.8-7.13 shall survive the termination of Articles 2 through 8 (but not including Articles 3A, 6A or 7A and the Sections referenced therein and necessary to give effect thereto), and (b) in the event of any termination to which either Section 13.6 or 13.7 applies, the provisions of Sections 7.4 and 7.5.2 shall survive such termination.”

13.8A Effect of Termination Under Section 13.5A. The termination of Articles 3A, 6A, 7A, 9 or 10 (to the extent such material breach relates to rights or obligations granted by or arising from Articles 3A, 6A or 7A), Sections 12.4A through 12.4D, or Sections 2 through 4 of the Second Amendment, as provided in Section 13.5A shall not relieve the Parties of any payment obligation accruing under such Articles or Sections prior to such termination. Following termination of the licenses and rights granted and executory obligations under Article 3A or 6A as provided under Section 13.5A, the recipient of such rights shall thereafter cease using such rights; provided, however, that Takeda’s right to [*] use and sell any Discovery Products (and its corresponding payment obligations under Article 7A with respect thereto, [*] and Sections 3A.2(g), 3A.2(i), 3A.2(j) and 6A.7(b) shall survive any such expiration or termination.

13.8B Effect of Expiration of Agreement. Articles 1 and 9 through 14, Sections 2.4, 2.6, 3A.2(g), 3A.2(i), 3A.2(j), 4.3, 5.1.2, 6.1.1, 6A.7(b) and 7.8-7.13, and Sections 2 and 3 of the Second Amendment shall survive the expiration of this Agreement.

(k) Sections 14.7 (Consent to Jurisdiction) and 14.8 (Dispute Resolution) of the Agreement are hereby amended to add the XOMA Companies to each reference to “XOMA” or “the Parties” therein.

(l) Section 14.8 (Dispute Resolution) of the Agreement is hereby amended to add Section 14.8.4 as follows:

“14.8.4 The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.”

(m) The Agreement is hereby amended to replace Schedule 1.46 (Human Engineering™ Patent Rights) with Schedule 1.46 attached hereto.

Section 2. [*]

Section 3. Representations and Warranties; Covenants.

(a) As of the Amendment Effective Date and only as to this Second Amendment, Takeda makes the representations and warranties set forth in Sections 11.1.1 through 11.1.6 and 11.1.8 of the Agreement.

(b) As of the Amendment Effective Date and only as to this Second Amendment, each XOMA Company represents and warrants to and covenants with Takeda that:

(i)	it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation;

(ii)	it has the corporate and full legal right, authority and power to enter into this Second Amendment, and, as applicable, to extend the rights and licenses granted to Takeda in this Second Amendment;

(iii)	it has taken all necessary corporate action to authorize the execution, delivery and performance of this Second Amendment;

(iv)	upon the execution and delivery of this Second Amendment, this Second Amendment shall constitute a valid and binding obligation of such XOMA Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting Parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v)	the execution of this Second Amendment and performance of its obligations under this Second Amendment will not conflict with such XOMA Company’s charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party or violate any court or administrative order by which it is bound;

(vi)	neither it nor any of its employees or consultants working on the collaboration with Takeda have been debarred pursuant to the FDC Act or are currently excluded, debarred, suspended or otherwise ineligible to participate in Federal health care program and such XOMA Company shall promptly notify Takeda of any change in this warranty and representation;

(vii)	all license agreements, covenants not to sue and other arrangements that such XOMA Company has with Third Parties relating to intellectual property that XOMA will utilize or reasonably anticipates utilizing to perform its obligations under this Second Amendment have been disclosed to Takeda in writing;

(viii)	[*]

(ix)	[*]

(x)	[*]

(xi)	to its reasonable knowledge, during the course of Takeda’s due diligence investigation in connection with entering into this Second Amendment conducted prior to the Amendment Effective Date, such XOMA Company neither (a) disclosed to Takeda any written material that contained a material misstatement regarding (i) any agreement between such XOMA Company and a Third Party relating to Relevant Second Amendment Third Party IP, or (ii) such XOMA Company’s ability to perform its obligations under this Second Amendment; nor (b) failed to disclose to Takeda any written material in such XOMA Company’s possession that would reasonably be expected to be material to (i) any agreement between such XOMA Company and a Third Party relating to Relevant Second Amendment Third Party IP, or (ii) any Relevant Second Amendment Third Party IP;

(xii)	[*]

(xiii)	[*]

(xiv)	[*]

(xv)	[*]

(xvi)	[*]

(xvii)	[*]

(xviii)	[*]

(xix)	it is and shall remain in compliance in all material respects with any and all applicable laws and regulations relating to this Second Amendment and its ability to perform its obligations hereunder; and

(xx)	[*]

Section 4. Conditions to Payment Obligation. The obligations of Takeda to consummate the transaction contemplated by this Second Amendment and to make any payments to XOMA under this Second Amendment are subject to the satisfaction of the following conditions:

(i)	as of the Amendment Effective Date, XOMA executing and providing copies to Takeda of any and all executed agreements between a XOMA Company and XOMA granting to XOMA any and all rights necessary for XOMA to grant its respective rights and licenses contained herein to Takeda; and

(ii)	as of the Amendment Effective Date, XOMA and Takeda executing a services agreement substantially in the form annexed hereto as Exhibit C.

Section 5. Bankruptcy. All rights and licenses granted under this Second Amendment by XOMA to Takeda are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title XI of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties further agree that in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, Takeda (if such proceeding is commenced against a XOMA Company) or XOMA (if such proceeding is commenced against Takeda), to the extent permitted under applicable Laws, shall be entitled to complete access to any such intellectual property pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced and all embodiments of such intellectual property. [*]

Section 6. Press Release. The Parties hereby agree to the release of a press release in the form attached hereto as Exhibit D upon full execution of this Second Amendment, and the fact of the execution of this Second Amendment, as well as the terms that are expressly described in such press release, shall be deemed to be in the public domain. In all other respects, Section 10.4 of the Agreement shall apply to the terms and conditions of this Second Amendment.

Section 7. Effect of Amendment. Together with the Agreement (including all Schedules thereto), this Second Amendment constitutes the entire agreement between the Parties in connection with the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. Except as expressly provided for herein, all terms and conditions of the Agreement shall remain in full force and effect. To the extent that the terms of this Second Amendment conflict or are inconsistent with the terms of the Agreement, the terms of this Second Amendment shall control.

Section 8. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflicts of law principles thereof.

Section 9. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned parties have agreed to the foregoing as of the date first written above.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:
	Name:	Dr. Shigenori Ohkawa
	Title:	Member of the Board, General Manager of Pharmaceutical Research Division

XOMA (US) LLC

By:
	Name:	Fred Kurland
	Title:	Vice President, Finance and Chief Financial Officer

[*]

Schedule 1.8A

Systems Specifications

[*]

Schedule 1.8D

XOMA Patent Rights – Bacterial Expression

A.	Title: Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use

Inventors:     Robinson, Liu, Horwitz, Wall, Better

1)	Based on PCT/US86/02269, which is a continuation-in-part of U.S. Application No. 06/793,980 filed November 1, 1985 (abandoned).

COUNTRY	APPLICATION NO.	PATENT NO.
Australia	65981/86	AU 606,320
Denmark	3385/87	DK 175680
Canada	521,909	Abandoned
Europe	86906676.1	0247091 Abandoned
Europe	92115754.1	Abandoned
Japan	505887/1986	Abandoned
Taiwan	75105650	51922
*United States	06/793,980	Abandoned
*United States	U.S. National Phase of PCT/US86/02269	Abandoned

*	Cases abandoned in favor of a continuing application.

2)	Based on PCT/US88/02514, which corresponds to U.S. Application No. 07/077,528, which is a continuation-in-part PCT/US86/02269 (abandoned), which is a continuation-in-part of U.S. Application No. 06/793,980 (abandoned).

COUNTRY	APPLICATION NO.	PATENT NO.
Australia	23244/88	AU 632,462
Canada	572,398	CA 1,341,235
Denmark	192/90	DK 174824
Denmark	200301155	DK 175654
Denmark	200301156	DK 175581
Europe	EP 88907510.7	EP 0371998
Austria	EP 88907510.7	AT 0102249
Belgium	EP 88907510.7	BE 0371998
France	EP 88907510.7	FR 0371998
Germany	EP 88907510.7	DE 3888186.1
Italy	EP 88907510.7	IT 0371998
Luxembourg	EP 88907510.7	LU 0371998
Netherlands	EP 88907510.7	NL 0371998
Sweden	EP 88907510.7	SE 0371998
Switzerland/Liechtenstein	EP 88907510.7	CH 0371998
United Kingdom	EP 88907510.7	GB 0371998
Europe	EP 93100041.8	EP 0550400
Austria	EP 93100041.8	AT0140266E
Belgium	EP 93100041.8	BE 0550400

COUNTRY	APPLICATION NO.	PATENT NO.
France	EP 93100041.8	FR 0550400
Germany	EP 93100041.8	DE 3855421.6
Italy	EP 93100041.8	IT 0550400
Luxembourg	EP 93100041.8	LU 0550400
Netherlands	EP 93100041.8	NL 0550400
Sweden	EP 93100041.8	SE 0550400
Switzerland/Liechtenstein	EP 93100041.8	CH 0550400
United Kingdom	EP 93100041.8	GB 0550400
Europe	EP 95119798.7	EP 0731167
Austria	EP 95119798.7	AT 0197315
Belgium	EP 95119798.7	BE 0731167
France	EP 95119798.7	FR 0731167
Germany	EP 95119798.7	DE 3856440.8
Italy	EP 95119798.7	IT 0731167
Luxembourg	EP 95119798.7	LU 0731167
Netherlands	EP 95119798.7	NL 0731167
Sweden	EP 95119798.7	SE 0731167
Switzerland/Liechtenstein	EP 95119798.7	CH 0731167
United Kingdom	EP 95119798.7	GB 0731167
Japan	506481/88	JP 2991720
*United States	07/077,528

*	Cases abandoned in favor of a continuing application.

3)	Based on U.S. Application No. 07/501,092 filed March 29, 1990, which is a continuation-in-part of U.S. Application No. 07/077,528 (Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use; Robinson, Liu, Horwitz, Wall, Better) and of U.S. Application No. 07/142,039 (Novel Plasmid Vector with Pectate Lyase Signal Sequence; Lei, Wilcox).

COUNTRY	APPLICATION NO.	PATENT NO.
*United States	07/501,092	Abandoned
*United States	07/870,404	Abandoned
*United States	07/987,555	Abandoned
*United States	08/020,671	Abandoned
United States	08/235,225	US 5,618,920
United States	08/299,085	US 5,595,898
United States	08/450,731	US 5,693,493
United States	08/466,203	US 5,698,417
United States	08/467,140	US 5,698,435
United States	08/472,691	US 6,204,023
*United States	09/722,315	Abandoned
*United States	09/722,425	Abandoned
*United States	10/040,945	Abandoned
United States	11/582,563	Abandoned

*	Cases abandoned in favor of a continuing application.

B.	Title: Novel Plasmid Vector with Pectate Lyase Signal Sequence (PelB)

Inventors:     Lei, Wilcox

Based on U.S. Application No. 07/142,039 filed January 11, 1988 and PCT/US89/00077.

COUNTRY	APPLICATION NO.	PATENT NO.
Australia	29377/89	AU 627443
Canada	587,885	CA 1,338,807
Europe	EP 89901763.6	EP 0396612
Austria	EP 89901763.6	AT 0140731
Belgium	EP 89901763.6	BE 0396612
France	EP 89901763.6	FR 0396612
Germany	EP 89901763.6	DE 689 26 882
Italy	EP 89901763.6	IT 0396612
Luxembourg	EP 89901763.6	LU 0396612
Netherlands	EP 89901763.6	NL 0396612
Sweden	EP 89901763.6	SE 0396612
Switzerland/Liechtenstein	EP 89901763.6	CH 0396612
United Kingdom	EP 89901763.6	GB 0396612
Japan	501661/89	JP 2980626
*United States	07/142,039	Abandoned
United States	08/472,696	US 5,846,818
United States	08/357,234	US 5,576,195

*	Cases abandoned in favor of a continuing application.

C.	Title: Methods and Cells for Expression of Recombinant Protein Products (Ara)

Inventor:     Better

Based on PCT/US01/08754, which claims priority to U.S. Provisional Application Nos. 60/192,129 filed March 24, 2000 and 60/192,238 filed March 27, 2000

COUNTRY	APPLICATION NO.	PATENT NO.
Australia	2001249265	AU 2001249265
Canada	2,404,046	2,404,046
Europe	01922467.4	EP 1268823
Austria	01922467.4	AT 1268823
Belgium	01922467.4	BE 1268823
Cyprus	01922467.4	CY 1268823
Denmark	01922467.4	DK 1268823
Finland	01922467.4	FI 1268823
France	01922467.4	FR 1268823
Germany	01922467.4	DE 60131261.9-08
Greece	01922467.4	GR 1268823
Ireland	01922467.4	IE 1268823
Italy	01922467.4	IT 1268823
Luxembourg	01922467.4	LU 1268823
Monaco	01922467.4	MC 1268823

COUNTRY	APPLICATION NO.	PATENT NO.
Netherlands	01922467.4	NL 1268823
Portugal	01922467.4	PT 1268823
Spain	01922467.4	ES 1268823
Sweden	01922467.4	SE 1268823
Switzerland	01922467.4	CH 1268823
Turkey	01922467.4	TR 1268823
United Kingdom	01922467.4	GB 1268823
[*]
*United States	60/192,129	Abandoned
*United States	60/192,238	Abandoned
United States	09/811,933	US 6,803,210
United States	10/963,414	Abandoned

*	Cases abandoned in favor of a continuing application.

[*]

Schedule 1.29C

Discovery Patent Rights

[*]

Schedule 1.46

Human Engineering™ Technology

A.	Materials/Know-How

[*]

B.	Patent Rights

Title: Methods and Materials for Preparation of Modified Antibody Variable Domains and Therapeutic Uses Thereof

Inventors:     Studnicka

Based on PCT/US92/10906 [WO 93/11794 filed 12/14/92], which is a continuation-in-part of U.S. Serial No. 07/808,464 filed December 13, 1991 (abandoned).

COUNTRY	SERIAL NO.	PATENT NO.
*United States	07/808,464	Abandoned
United States	08/107,669	5,766,886
United States	08/472,788	5,770,196
United States	08/477,531	5,821,123
United States	08/082,842	5,869,619
United States	09/097,980	Abandoned
United States	09/245,202	Abandoned
United States	10/325,696	Abandoned
United States	10/340,189	Abandoned
United States	11/133,775	Abandoned
Canada	2,103,887	2,103,887
[*]
Europe	EP 93901238.1	EP0571613
Austria	EP 93901238.1	Abandoned
Belgium	EP 93901238.1	BE 0571613
France	EP 93901238.1	FR 0571613
Germany	EP 93901238.1	DE 69233204
Ireland	EP 93901238.1	IE 0571613
Italy	EP 93901238.1	IT 0571613
Netherlands	EP 93901238.1	NL 0571613
Spain	EP 93901238.1	ES 2202310
Switzerland/Liechtenstein	EP 93901238.1	CH 0571613
United Kingdom	EP 93901238.1	GB 0571613
Europe (Divisional)	02021775.8	Abandoned
Japan	5-511171	4,157,160
Japan*	2005-6625	Abandoned
[*]

*	Cases abandoned in favor of a continuing application.

[*]

Schedule 1.89A

Systems

A.	Materials/Know-How

[*]

B.	Patent Rights

[*]

[*]

Schedule 1.93C

Transient Expression System Technology

A.	Materials/Know-How

[*]

B.	Patent Rights

Title: Methods and materials for transient expression of a recombinant protein

Inventor: Masahisa Handa, Arnold H. Horwitz, Robyn Cotter, Eddie Bautista

Based on PCT/US2005/043922 (WO 2006/060769 A2) filed 5 December 2005 which corresponds to U.S. Provisional Application No. 60/633,056 filed 3 December 2004

Country	Application #	Filed	Status
US Prov	60/633,056	12/3/2004	expired
US	11/295,006	12/5/2005	Abandoned
[*]

Schedule 1.95B

[*] Materials Specifications

[*]

Schedule 3A.1(a)

[*] Quantities and Additional Information

[*]

Schedule 3A.1(d)

Services Relating to

[*] Systems, TES Technology and HE™ Technology

(i) Services: Upon the request of Takeda, XOMA agrees to perform the services described in Exhibit A to this Schedule 3A.1(d) (“Services”). XOMA warrants that it has and/or will retain employees and/or consultants with the skills, ability and training necessary to, and that it shall, render the Services in a timely and professional manner consistent with industry standards in accordance with the terms of this Schedule 3A.1(d) including Exhibit A. Subject to the foregoing, the manner and means by which XOMA chooses to complete the Services are in XOMA’s sole discretion and control.

(ii) Compensation: In consideration of the Services to be rendered hereunder, Takeda agrees to pay XOMA the compensation set forth in Exhibit A to this Schedule 3A.1(d).

(iii) Expenses: Takeda will reimburse XOMA for all reasonable travel, lodging and other expenses of XOMA’s employees and consultants rendering the Services documented to the reasonable satisfaction of Takeda.

(iv) Other Services: XOMA (including its employees rendering the Services) may conduct activities with and provide services to, and its consultants rendering the Services may perform services for or be employed by, Third Parties so long as doing so does not cause XOMA to breach its obligations under this Schedule 3A.1(d) or the Agreement.

(v) Term: The Parties shall have no further rights or obligations with respect to this Schedule 3A.1(d) (other than those accrued prior to such termination) upon the earliest of (i) termination of Article 3A of the Agreement in accordance with its terms, (ii) termination of this Schedule 3A.1(d) by either Party upon a material breach by the other Party that is not cured within thirty (30) days of such other Party becoming aware of such breach, effective immediately upon written notice to the breaching Party, or (iii) termination by Takeda of this Schedule 3A.1(d), at its discretion, upon prior written notice to XOMA.

(vi) Confidential Information: Article 10 of the Agreement shall apply to any Confidential Information disclosed, received or created by either party in connection with this Schedule 3A.1(d).

EXHIBIT A TO SCHEDULE 3A.1(d)

Statement of Work

I.	DESCRIPTION OF THE SERVICES TO BE PERFORMED:

1.	[*]

2.	[*]

3.	Technical support for the Systems

4.	Technical support for the TES Technology

5.	Technical support for the HE™ Technology

II.	COMPENSATION:

[*]

Schedule 6A.3

Additional Provisions Relating to Software License

1. Definitions. For purposes of this Schedule 6A.3, the following terms shall have the respective meanings indicated below:

1.1 “Applicable Patent Rights” shall mean (a) in the case where XOMA is the grantor of rights, claims of patents that (i) are now or hereafter acquired, owned by or assigned to XOMA and (ii) cover subject matter contained in the Source Code or the Software, and (b) in the case where Takeda is the grantor of rights, claims of patents that (i) are now or hereafter acquired, owned by or assigned to Takeda and (ii) cover subject matter contained in the Covered Code or the Covered Software.

1.2 “Covered Code” shall mean the Source Code and any Modifications to the Source Code made by Takeda or any person or entity acting on Takeda’s behalf.

1.3 “Covered Software” shall mean the Software and any Modifications to the Software made by Takeda or any person or entity acting on Takeda’s behalf.

1.4 “Larger Work” shall mean a work which combines the Covered Code or the Covered Software or portions thereof with code not governed by the terms of this Schedule 6A.3.

1.5 “Modifications” shall mean any addition to, deletion from and/or other change to the substance and/or structure of the Source Code or the Software. When code is released as a series of files, a Modification is (a) any addition to or deletion from the contents of a file containing the Covered Code or the Covered Software and/or (b) any new file or other representation of computer program statements that contains any part of the Covered Code or the Covered Software.

1.6 “Software” shall mean the software, programs and/or computer instruction sets, other than the Source Code, consisting of the versions thereof existing and deployed at XOMA as of the Amendment Effective Date and more fully described in item A.1 of Schedule 1.46 and item A.1 of Schedule 1.89A and any changed or modified versions thereof that correct significant defects contained in the Software as of the Amendment Effective Date (“Corrected Software”). Expressly excluded from the definition of Software are (a) other programs, software and/or computer instructions that XOMA derives from such programs, software and/or computer instructions or develops, acquires or obtains the right to sublicense during the term of this Schedule 6A.3, as well as (b) any changed, modified or enhanced versions of the Software (other than Corrected Software).

1.7 “Source Code” shall mean the human readable form of the Software that is suitable for modification, including all modules it contains, plus any associated data files, interface definition files, scripts used to control compilation and installation of an executable computer instruction.

2. Corrected Software; Terms and Conditions.

2.1 Corrected Software. If, within the first [*] following the Amendment Effective Date, XOMA develops, licenses or acquires any Corrected Software, XOMA shall promptly provide Takeda with a copy thereof. All Corrected Software shall be deemed, in accordance with the terms and conditions of this Schedule 6A.3 and without payment of additional consideration, to be included in the definition of Software.

2.2 Terms and Conditions. (a) Any reproduction, use or dissemination of any Covered Code or Covered Software, including without limitation, any Modifications thereof, shall be limited to activities undertaken by Takeda and Designated Takeda Affiliates’ employees who are subject to the confidentiality and intellectual property provisions of the Agreement. Notwithstanding the foregoing sentence, Takeda and Designated Takeda Affiliates may employ or use Third Parties to make Modifications or use the Covered Code or the Covered Software for purposes reasonably related to Takeda’s legitimate use as provided for by the Agreement, including this Schedule 6A.3. Takeda shall not grant any such Third Party the right to access the Software or the Source Code unless and until such Third Party executes a written confidentiality agreement that provides, in addition to the other terms and conditions of such agreement, that (a) the Third Party will abide, for XOMA’s and Takeda’s benefit, by the limitations provided for in this Schedule 6A.3 and the Agreement, (b) all work will be undertaken by such Third Party in a manner so as to establish that any such work is done as a “work made for hire” and (c) such Third Party will assign any patent rights to Takeda such that they become Applicable Patent Rights.

(b) Takeda shall retain and reproduce in all copies of the Covered Code and the Covered Software (i) the copyright and other proprietary notices and disclaimers of XOMA as they appear in the Source Code and the Software, respectively, (ii) all notices in the Source Code and/or the Software that refer to this Schedule 6A.3, and (iii) to the extent it does not already exist, the notice provided for below:

“Portions Copyright (c) 2005-2009 XOMA Ltd. All Rights Reserved.

“This file contains Source Code or Software or Modifications thereof as defined in and that are subject to a software license and related terms between Takeda Pharmaceutical Company Limited and XOMA (US) LLC. You may not use this file except in compliance with that license and those terms. Please obtain a copy of the software license and related terms between Takeda and XOMA by contacting Research Information & Alliances, Strategic Research Planning Department, Pharmaceutical Research Division, of Takeda Pharmaceutical Company Limited, and read it before using this file.

“Unless otherwise stated, these materials are distributed on an ‘AS IS’ basis, WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND XOMA HEREBY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT OR NON-INFRINGEMENT. Please see the software license and related terms between Takeda and XOMA for the specific language governing rights and limitations under that license and those terms.”

(c) For any Modifications, Takeda must cause the modified files to carry notices stating that Takeda changed the files and the date of such change.

(d) Takeda will use commercially reasonable and diligent efforts to protect XOMA’s proprietary interests in and to the Software, the Source Code and XOMA’s Applicable Patent Rights, including, as appropriate, ensuring that there is password protection of any computer or network containing any copies of the Covered Code or the Covered Software. In addition, Takeda will prohibit its employees from disclosing to unauthorized Third Parties the Covered Code or the Covered Software except under the conditions required by this Schedule 6A.3 and the acknowledgement that the Software and the Source Code constitute Confidential Information of XOMA under the Agreement.

3. Takeda Exclusive Rights. Takeda shall own all Modifications to the Source Code or the Software created by Takeda pursuant to this Schedule 6A.3 and shall have no obligation to share or provide copies or updates thereof to XOMA.

4. Representations and Warranties Regarding Software and Source Code.

4.1 Representations and Warranties. XOMA represents and warrants that the Source Code and the Software were made by XOMA employees and constitute a “work made for hire,” and were not authored or distributed to Takeda in violation of any agreements between XOMA and any Third Party, including any “open source” licenses.

4.2 Limitations on Warranties and Support. The Covered Code or the Covered Software may contain in whole or in part pre-release, untested or not fully tested works, may contain errors that could cause failures or loss of data, and may be incomplete or contain inaccuracies. Takeda expressly acknowledges and agrees that use of the Covered Code or the Covered Software, or any portion thereof, is at Takeda’s sole and entire risk. UNLESS OTHERWISE STATED, THE SOURCE CODE AND THE SOFTWARE ARE PROVIDED “AS IS” AND WITHOUT WARRANTY, UPGRADES OR SUPPORT OF ANY KIND. UNLESS OTHERWISE STATED, XOMA, ITS LICENSOR(S) AND CONTRIBUTORS (COLLECTIVELY REFERRED TO AS “XOMA” FOR THE PURPOSES OF SECTIONS 4 AND 5) EXPRESSLY DISCLAIM ALL WARRANTIES AND/OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND/OR CONDITIONS OF MERCHANTABILITY, OF SATISFACTORY QUALITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF ACCURACY, OF QUIET ENJOYMENT AND OF NONINFRINGEMENT OF THIRD PARTY RIGHTS. XOMA DOES NOT WARRANT AGAINST INTERFERENCE WITH TAKEDA’S ENJOYMENT OF THE COVERED CODE AND THE COVERED SOFTWARE, THAT THE FUNCTIONS CONTAINED IN THE COVERED CODE OR THE COVERED SOFTWARE WILL MEET TAKEDA’S REQUIREMENTS, THAT THE OPERATION OF THE COVERED CODE OR THE COVERED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE COVERED CODE OR THE COVERED SOFTWARE WILL BE CORRECTED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY XOMA OR ANY XOMA REPRESENTATIVE SHALL CREATE A WARRANTY. Takeda acknowledges that neither the Covered Code nor the Covered Software is intended for use in the operation of nuclear facilities, aircraft navigation, communication systems or air traffic control machines, in which case the failure of the Covered Code or the Covered Software could lead to death, personal injury or severe physical or environmental damage.

5. Termination. The rights granted under this Schedule will terminate upon termination of the Systems License Term.

6. Government End Users. Each of the Covered Code and the Covered Software is a “commercial item” as defined in FAR 2.101. Government software and technical data rights in the Covered Code or the Covered Software include only those rights customarily provided to the public as defined in this Schedule 6A.3. This customary commercial license in technical data and software is provided in accordance with FAR 12.211 (Technical Data) and 12.212 (Computer Software) and, for Department of Defense purchases, DFAR 252.227-7015 (Technical Data — Commercial Items) and 227.7202-3 (Rights in Commercial Computer Software or Computer Software Documentation). Accordingly, all U.S. Government End Users acquire the Covered Code or the Covered Software with only those rights set forth herein.